                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              ZIONS BANCORPORATION
             (Exact name of registrant as specified in its charter)

           Utah                                       87-0227400
  ------------------------                     --------------------------
  (State of Incorporation)                     (I.R.S. Employer I.D. No.)

                           One South Main, Suite 1380
                           Salt Lake City, Utah 84133
                                 (801) 524-4787
                  ---------------------------------------------
                  (Address and telephone number of registrant's
                          principal executive offices)

              ZIONS BANCORPORATION EMPLOYEE INVESTMENT SAVINGS PLAN
              -----------------------------------------------------
                              (Full title of plan)

                                 Dale M. Gibbons
                              Zions Bancorporation
                           One South Main, Suite 1380
                           Salt Lake City, Utah 84133
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (801) 524-4787
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF                        PROPOSED MAXIMUM     PROPOSED MAXIMUM
  SECURITIES TO BE        AMOUNT TO BE       OFFERING PRICE PER   AGGREGATE OFFERING        AMOUNT OF
     REGISTERED            REGISTERED            SHARE (1)              PRICE            REGISTRATION FEE
----------------------    ------------       ------------------   ------------------     ----------------
    Common Stock,          1,000,000             $39.03125           $39,031,250            $11,827.65
    No Par Value

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c). Based upon the average of the high and low prices per share for the common stock of the registrant on September 17, 1997.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

Total of Sequentially Numbered Pages: 11     Exhibit Index on Sequentially Numbered Page 8

Pursuant to Rule 429, the Prospectus included herein also relates to a registration statement filed by the same Registrant on Form S-8, SEC File No. 33-58855.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        Zions Bancorporation (the "Company") and the Zions Bancorporation Employee Investment Savings Plan (the "Plan") hereby incorporate by reference the following documents and reports:

                (a) The Company's Annual Report to shareholders on Form 10-K for the year ended December 31, 1996, SEC File No. 0-2610, and the Plan's Annual Report on Form 11-K for the year ended December 31, 1996, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934;

                (b) All other reports filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above; and

                (c) The description of the Company's common stock (which is registered under Section 12 of the Securities Exchange Act of 1934) which is contained in the Company's Registration Statement on Form 10 filed under such Act, and any amendment or report filed for the purpose of updating such description.

        All the reports and other documents filed with the Securities and Exchange Commission by the Company and the Plan subsequent to the date of this registration statement pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM 4. DESCRIPTION OF SECURITIES

        The securities offered pursuant to this registration statement are registered under Section 12 of the Securities Exchange Act of 1934, as amended.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        Callister Nebeker & McCullough, Gateway Tower East Suite 900, 10 East South Temple, Salt Lake City, Utah 84133, counsel to the Company, will render an opinion that the shares of common stock being offered hereby, when issued, will be, to the extent representing previously unissued shares, fully paid and non-assessable under the Utah Revised Business Corporation Act.

        Louis H. Callister, Jr. is a shareholder and Chairman of the Board of Directors of Callister Nebeker & McCullough. Louis H. Callister, Jr. and his wife collectively own 253,300 shares of Zions Bancorporation common stock. Mr. Callister owns beneficially 5,600 shares held in a self-directed account in the Callister Nebeker & McCullough Profit Sharing Retirement Plan. Mark L. Callister, a shareholder and director of Callister Nebeker & McCullough, owns 16,136 shares. The Edward G. Callister Foundation holds 23,740 shares. Louis H. Callister, Jr., his wife and children, and other individuals serve as Trustees of the Edward G. Callister Foundation.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Part 9 of the Utah Revised Business Corporation Act (the "Corporation Act") contains provisions entitling directors and officers of the Company to indemnification under certain conditions from judgments, fines, amounts paid in settlement, and reasonable expenses, including attorneys' fees, as the result of an action or proceeding in which they may be involved by reason of being or having been a director or officer of the Company. Indemnification under the Corporation Act is generally permissible if the conduct of the director or officer was in good faith and the director or officer reasonably believed that his conduct was in, or not opposed to, the Company's best interests, and, in a criminal case, that the director or officer had no reasonable cause to believe his conduct was unlawful. Such indemnification would not be permitted under the Corporation Act in connection with a proceeding by or in the right of the Company in which the director or officer was adjudged liable to the Company, or in connection with any other proceeding in which the officer or director was adjudged liable on the basis that he derived an improper personal benefit.

        Mandatory indemnification is required under the Corporation Act for a director or officer who is successful, on the merits or otherwise, in the defense of any proceeding, or any claim, issue or matter in a proceeding, to which he was a party because he is or was an officer or director of the Company. A court may order indemnification where mandatory under the Corporation Act or if the court determines that the officer or director is fairly and reasonably entitled to indemnification in view of all relevant circumstances and regardless of whether the officer or director met the applicable standard of conduct or was adjudged liable to the Company or adjudged liable on the basis that he derived an improper personal benefit.

        Payment of expenses for officers and directors is permitted in advance of a final disposition of a proceeding on certain conditions, including the furnishing of written affirmation by the officer or director of his good faith belief that he has met the applicable standard of conduct, the furnishing of a written agreement to repay the advance if the officer or director is ultimately determined not to have met the applicable standard of conduct, and a determination is made that the facts then known to the persons making the determination would not preclude indemnification under the Corporation Act. This determination is to be made either by the Board of Directors, a committee of the Board of Directors, special counsel, or the shareholders, under conditions and procedures generally designed to assure the independence of the body making the determination.

        The Company maintains officers' and directors' indemnity insurance against expenses of defending claims or payment of amounts arising out of good-faith conduct believed by the officer or director to be in or not opposed to the best interest of the Company.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing arrangements, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Does not apply.

ITEM 8. EXHIBITS

The following is a list of exhibits filed as part of the Registration Statement:

    EXHIBIT NO.
(PER REGULATION S-K,                                                               SEQUENTIALLY
   EXHIBIT TABLE)                             EXHIBIT                              NUMBERED PAGE
--------------------------------------------------------------------------------------------------
        4(a)            Amended and Restated Zions Bancorporation Employee         Incorporated by
                        Investment Savings Plan, amended effective January 1,        Reference
                        1989, and adopted September 28, 1992

    EXHIBIT NO.
(PER REGULATION S-K,                                                               SEQUENTIALLY
   EXHIBIT TABLE)                             EXHIBIT                              NUMBERED PAGE
--------------------------------------------------------------------------------------------------
         4(b)           Amendment to the Zions Bancorporation Employee             Incorporated by
                        Investment Savings Plan dated December 16, 1994, and          Reference
                        adopted December 16, 1994

          5             Opinion Regarding Legality by Callister Nebeker &                 9
                        McCullough

        23(a)           Consent of KPMG Peat Marwick LLP                                 10

        23(b)           Consent of Callister Nebeker & McCullough                        11


ITEM 9. UNDERTAKINGS

        The undersigned hereby undertakes:

(1)     (a)   To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        Provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(4) The Registrant will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.


                      [This Space Intentionally Left Blank]

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Salt Lake, State of Utah, on the 19th day of September, 1997.

                                       ZIONS BANCORPORATION


                                       By /s/ Harris H. Simmons
                                          -------------------------------------
                                          Harris H. Simmons, President
                                          and Chief Executive Officer

                                Power of Attorney

        Each person whose signature appears below hereby constitutes and appoints Harris H. Simmons and Dale M. Gibbons, and each of them, his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution for him in his name, place, and stead, in any and all capacities to sign any and all pre-effective amendments to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of September, 1997.


 /s/ Harris H. Simmons                   /s/ Dale M. Gibbons
-------------------------------------   ----------------------------------------
Harris H. Simmons, President, Chief     Dale M. Gibbons, Secretary, Senior Vice
Executive Officer, and Director         President, and Chief Financial Officer

 /s/ Roy W. Simmons                      /s/ Walter E. Kelly
-------------------------------------   ----------------------------------------
Roy W. Simmons, Chairman and Director   Walter E. Kelly, Controller


 /s/ Jerry C. Atkin                      /s/ Robert G. Sarver
-------------------------------------   ----------------------------------------
Jerry C. Atkin, Director                Robert G. Sarver, Director


 /s/ Grant R. Caldwell                   /s/ L.E. Simmons
-------------------------------------   ----------------------------------------
Grant R. Caldwell, Director             L.E. Simmons, Director


 /s/ R.D. Cash                           /s/ I.J. Wagner
-------------------------------------   ----------------------------------------
R.D. Cash, Director                     I.J. Wagner, Director


 /s/ Richard H. Madsen
-------------------------------------   ----------------------------------------
Richard H. Madsen, Director             Dale W. Westergard, Director


 /s/ Roger B. Porter
-------------------------------------
Roger B. Porter, Director

The Plan. Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee (those persons who administer the Zions Bancorporation Employee Investment Savings Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Salt Lake, State of Utah, on the 19th day of September, 1997.

                                       ZIONS BANCORPORATION INVESTMENT
                                       SAVINGS PLAN


                                       By: /s/ Clark B. Hinckley
                                           -------------------------------------
                                           Clark B. Hinckley, Chairman of the
                                           Administrative Committee

                                                           EXHIBIT INDEX

                              ZIONS BANCORPORATION

              ZIONS BANCORPORATION EMPLOYEE INVESTMENT SAVINGS PLAN

                                    FORM S-8

    EXHIBIT NO.
(PER REGULATION S-K,                                                                         SEQUENTIALLY
   EXHIBIT TABLE)                           EXHIBIT                                          NUMBERED PAGE
--------------------                        -------                                          -------------

        4(a)            Amended and Restated Zions Bancorporation Employee                  Incorporated by
                        Investment Savings Plan, amended effective January 1,          Reference from Exhibit 4
                        1989, and adopted September 28, 1992                               from Registrant's
                                                                                       Registration Statement on
                                                                                        Form S-8 (file no. 33-
                                                                                        52796) filed October 2,
                                                                                                 1992

        4(b)            Amendment to the Zions Bancorporation Employee                      Incorporated by
                        Investment Savings Plan dated December 16, 1994, and             Reference from Exhibit
                        adopted December 16, 1994                                        4(b) from Registrant's
                                                                                       Registration Statement on
                                                                                         Form S-8 (file no. 33-
                                                                                         58855) filed April 27,
                                                                                                  1995

         5              Opinion Regarding Legality by Callister Nebeker &                          9
                        McCullough

       23(a)            Consent of KPMG Peat Marwick LLP                                          10

       23(b)            Consent of Callister Nebeker & McCullough                                 11